Exhibit 3.13

VERMONT SECRETARY OF STATE Location: 81 River Street Mail: 109 State Street Montpelier, VT 05609-1104 (802) 828-2386

ARTICLES OF INCORPORATION

Corporate name	Cooperative Research Services, Inc.
(the name must end with one of these endings corporation, incorporated, company, limited or an abbrev. thereof)

Name of registered agent	Edmon W. Blount

A registered agent is an individual or a domestic or foreign corporation, profit or non-profit, whose business office is identical to the address of the registered office. The registered office must be located in Vermont. A registered agent receives various kinds of legal notices, including service of process for the corporation. A corporation cannot act as its own registered agent.

Address of registered office	One Lawson Place, Burlington,	VT	05401
	(street and box # of place of business) (city)		(zip)

Operating year:                     DEC.31st will be designated as your fiscal year end unless you provide a different date.

Every corporation has perpetual duration, unless otherwise stated
Please check the box that applies for your corporation:

☒  General corporation (T.11A)    ☐  Professional Corporation (T.11,Ch.3)    ☐  Close corporation (T.11A,Ch.20)

Number of shares the corporation is authorized to issue:

            1,000

Classes of shares (common/preferred/etc.) & number of shares authorized to issue, in each class:

            Common - 1,000

One or more classes of shares that together have unlimited voting rights:

            Common

One or more classes of shares (which may be the same class with voting rights) that together are entitled to receive the net assets of the corporation upon dissolution.

            Common

PURPOSE: Every corporation is considered as being organized for the purpose of engaging in any lawful business unless a more limited purpose is set forth in the articles of incorporation. Corporations engaging in businesses that are subject to regulation by certain State agencies may incorporate only if permitted by, and subject to all limitations of the statutes which control these businesses. These corporations include: (1) banks, savings and loan associations, credit unions, and other financial institutions regulated under Title 8; (2) insurance companies regulated under Title 8; (3) public service utilities regulated under Title 30; (4) railroad companies regulated under Title 19; and (5) professional corporations regulated under chapter 3 of Title 11.

State the purpose here.

To conduct financial and market research including evaluations of institutional investors’ performance in cooperation with clients as well as to engage in any lawful business.

PROFESSIONAL CORPORATIONS: (11 VSA, Chapter 3) Professional corporations must provide the following additional information: the name, address, license number and expiration date of license for each incorporator, officer, director and shareholder. (A certificate from the proper regulating board must be attached)

            N/A

name, title, license #, expiration date, address

name, title, license #, expiration date, address

name, title, license #, expiration date, address

name, title, license #, expiration date, address

DIRECTORS: Names and addresses of the individuals who will serve as the initial board of directors. A board of directors of a corporation which is not a close corporation dispensing with a board of directors must consist of three or more individuals. If the number of shareholders in any corporation is less than three, the number of directors may be as few as the shareholders. Listing the names of the initial directors is optional.

            Edmon W. Blount, One Lawson Place, Burlington, VT 05401

name and address

name and address

name and address

One or more natural persons of majority age (18) may act as incorporator by signing below.

Signature of incorporator

Address c/o Hull, Webber & Reis, PO Box 890, Rutland, VT 05702-0890

Signature of incorporator

Address

In order to develop a data base which highlights trends in Vermont business, the Department of Economic Development has requested that we include the list below to assist them in determining which most closely reflects your corporation. Your participation will enable them to serve emerging businesses more effectively. Please circle the most appropriate category. Completion of this section is voluntary.

01. Agricultural Crops	26. Apparel, Textile Products	57. Miscellaneous Retail
02. Agricultural Livestock	27. Paper, Allied Products	52. Depository Institution
03. Agricultural Services	28. Printing, Publishing	53. Nondepository Institution
04. Forestry	29. Chemicals, Allied Products	54. Security/Commodity Broker
05. Fishing, Hunting, Trapping	30. Petroleum & Coal Products	55. Insurance Carrier
06. Metal Mining	31. Rubber & Misc. Plastic	56. Insurance Agent/Broker
07. Coal Mining	32. Leather/Leather Products	57. Real Estate
08. Oil, Gas extraction	33. Railroad Transportation	58. Holding, Investment Office
09. Nonmetallic Minerals	34. Local Passenger Transit	59. Hotel, Other Lodging
10. Building Contractor	35. Trucking & Warehousing	60. Personal Services
11. Heavy Construction	36. Water Transportation	61. Business Services
12. Special Trade Contractors	37. Air Transportation	62. Auto Repair, Services, Parking
13. Lumber, Wood Products	38. Pipelines, (not natural gas)	63. Miscellaneous Repairs
14. Furniture, Fixtures	39. Transportation Services	64. Motion Pictures
15. Stone, Clay, Glass	40. Communications	65. Amusement/Recreation
16. Primary Metal Industry	41. Electric, Gas & Sanitary	66. Health Services
17. Fabricated Metal	42. Durable Goods/Wholesale	67. Legal Services
18. Industrial Machinery	43. Nondurable Goods/Wholesale	68. Educational Services
19. Electronic Equipment	44. Building & Garden	69. Social Services
20. Transportation Equipment	45. Gen. Merchandise Store	70. Museums
21. Instruments/Related Prod.	46. Food Stores	71. Membership Organizations
22. Miscellaneous Mfg.	47. Auto Dealers/Stations	72. Engineering/Mgmt. Services
23. Food, Kindred Products	48. Apparel & Accessories	73. Private Households
24. Tobacco Products	49. Furniture/Furnishings	74. Services, not elsewhere clsfd.
25. Textile Mill Products	50. Eating/Drinking Places

*************************************************************************************************

$75.00 FILING FEE MUST BE ATTACHED TO THIS APPLICATION.

THE ARTICLES MUST BE TYPEWRITTEN OR PRINTED AND FILED IN DUPLICATE.

UNLESS A DELAYED EFFECTIVE DATE IS SPECIFIED, THE DOCUMENT IS EFFECTIVE ON THE DATE IT IS APPROVED.

revised 8/94